September 11, 2023 Barclays Global Financial Services Conference Lou Maiuri President, Chief Operating Officer and Head of Investment Services Eric Aboaf Vice Chairman and Chief Financial Officer Exhibit 99.1

2 This presentation (and the webcast accompanying it) contains forward-looking statements as defined by United States securities laws. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of the time this presentation is first furnished to the SEC on a Current Report on Form 8-K, and State Street does not undertake efforts to revise forward-looking statements. See “Forward-looking statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Certain financial information in this presentation is presented on both a GAAP basis and on a basis that excludes or adjusts one or more items from GAAP. The latter basis is a non-GAAP presentation. Refer to the Appendix for explanations of our non-GAAP financial measures and to the Addendum for reconciliations of our non-GAAP financial information. Preface and forward-looking statements

State Street overview

Achieving better outcomes for the world's investors and the people they serve

2022 State Street Total Revenue of $12.1B[A]

~$37T in AUC/A[B]

~$41T in assets on CRD[1]

~$3.5T in AUM[B]



MO services
3%
Private Markets BO servicing fees[D]
3%
FO software & data (CRD)[C]
5%
NII
21%
BO servicing fees
36%[C]
Markets fee revenue
15%[E]
Management fees (SSGA)
16%

#1 in ETF servicing[2]

#1 FX provider[3]

#4 largest asset manager[4]

Investment Services Vision

To be the world's #1 investment servicer, shaping the future of the industry and driving new levels of technology-led innovation, resiliency, efficiency and growth for investors and the people they serve[F]

Note: FO, MO and BO defined as Front, Middle and Back Office, respectively.
[A] Revenue mix shown as a percentage of total revenue and may not sum to 100% due to rounding. Revenue mix also includes Lending related and other fees, Other fee revenue and Other income, which contributed ~2%, ~0%, and ~0%, respectively, to Total revenue. [B] As of year-end 2022. [C] Front office software and data revenue primarily consist of CRD, as well as Alpha Data Platform and Alpha Data Services. [D] BO Servicing fees as presented excludes Private Markets related servicing fees (a subset of BO servicing). Total BO servicing fees, including Private Markets, contributed 39% to FY2022 Total revenue. [E] Represents Foreign exchange trading services and Securities finance revenues, which contributed ~11% and ~3%, respectively, to Total revenue. [F] Vision to be the world's #1 investment servicer as measured by AUC.
Refer to the appendix included within this presentation for endnotes 1 to 12.

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4 Private markets projected to be the fastest growing segment within asset management as investors seek higher returns Strengthened our capabilities enabling faster execution of our front-to-back Private Markets strategy and market share growth Continued growth in ETFs, CITs, and SMAs as investors look for more cost-efficient products and configurable solutions Differentiate with excellence in service quality, underpinned by a scalable, resilient, technology-led operating model Increasing data volume and complexity highlights the need for investment managers to upgrade legacy technology Position State Street Alpha SM as a critical software, data and outsourcing platform to assist client operating model transformations Asset managers facing operations and technology debt, rising costs, margin pressure, and an imminent need for scale resulting in greater outsourcing opportunities Continue to increase productivity, automation and scale to provide efficient enterprise service solutions for clients Opportunities across segments, regions and products Key Investment Services segments and regions driving revenue growth State Street’s plan to capitalize on opportunitiesKey industry trends and opportunities

5 1 Core Investment Services revenue growth 2 Private Markets 3 State Street Alpha 4 Client deposit pricing and balance management 5 Next phase of productivity efforts Focus areas to prioritize growth and efficiencies across our franchise

Key Investment Services segments and regions driving revenue growth

Private Markets and Front Office expected to drive growth; opportunity to gain share in North America while maintaining international success

	2022 Addressable Market[A]	State Street CAGR 2020-2022[5]	Global Industry CAGR 2020-2022[6]	Global Industry CAGR 2023-2026E[7]
Investment Services[5]	~$39-42B	~0.4%	~2%	~3%
By Product Segments				
Back Office	$27-28B	0%	1%	2%
Private Markets	$5-6B	9%	8%	10%
Middle Office	$4-5B	(4)%	(1)%	4%
Front Office	$8-9B	10%	7%	8%
By Regional Segments[7]				
North America	$18-19B	1%	3%	4%
EMEA	$14-15B	0%	0%	2%
APAC	$7-8B	3%	2%	6%
LATAM	<$1B	3%	1%	4%

Back Office
Opportunity to meet or exceed industry growth by increasing market share in North America and positioning Alpha for further growth

Private Markets
Opportunity to exceed industry growth through increased servicing capacity and differentiated capabilities

Middle Office
State Street Middle Office expected to grow as client activity improves, equity and fixed income markets stabilize, and outsourcing continues

Front Office
Robust growth in State Street Front Office offering expected to outpace the industry

North America
Opportunity to gain market share in North America through planned actions, improving execution, while maintaining successful international performance

[A] Refers to estimated industry revenue pool. See endnote 6 for additional details
Refer to the appendix included within this presentation for endnotes 1 to 12.

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Core Investment Services revenue growth

Plan to increase core Back Office custody wins and accelerate onboarding to drive growth across our franchise

Sales performance

Servicing fee wins by product[8] ($M)



Middle Office
Alternatives[A]
Back Office ex-Alts
$162
6%
31%
63%
$140
11%
29%
60%
$253
19%
19%
62%
$259
18%
35%
47%
~$300
2019
2020
2021
2022
2023E[B]

Implementation backlog

Servicing fees implementation backlog



Estimated onboarding time (months)[10]
~$200M in Servicing fee revenue backlog[C]
Middle Office
Back Office / Alternatives
≤12
12-36

Focus areas	Progress to-date and action plans	Key outcomes projected for 2024
Improve sales capacity	✓ Restructured sales and client relationship teams and centralized support functions, refocusing sales team responsibilities ❑ Increase size and quality of sales teams and implement workflow tools	$350M-400M Servicing fee sales wins in 2024[8]
Realign incentives and accountability	✓ Adopted best practices from international regions, including appointment of new global and North America leadership ❑ Change compensation structure to reward net servicing fee revenue growth	20%+ YoY growth in North America Servicing fee sales[D]
Accelerate revenue installation	❑ Prioritize mandate mix towards faster time-to-revenue products, including Back Office, to improve revenue installation speed	
Maintain improved revenue retention	✓ Improved operational service levels, yielding higher client satisfaction ❑ Continue to differentiate products and services through platform enhancements to drive client solutions	97% Revenue retention rate[E]

[A] Private Markets is a subset of Alternatives. Private Markets accounted for the majority of Alternatives Servicing fee wins from 2019 to 2023. [B] Represents estimated servicing fee wins consisting of Back Office revenue (including Alternatives) and Middle Office services. [C] As of quarter-end 2Q23. See endnote 8 for additional details. [D] Based on estimated FY2023 and FY2024 sales outlook. [E] Expected revenue retention rate outcome excludes the impact of a previously disclosed significant client transition of ETF assets. Revenue retention rate represents estimated retention in 2024 of servicing fee revenue from 2023 for clients retained throughout 2024 (based on 2023 servicing fee revenue). Average retention rate from 2019 to 2022 was 96%.
Refer to the appendix included within this presentation for endnotes 1 to 12.

STATE STREET

7

Private Markets and Alpha

Creating further scale in Private Markets and accelerating Alpha sales cycle and implementation timeline

Private Markets

Focus areas	Progress to-date and action plans	Key outcomes projected for 2024
Capitalize on Private Markets growth	✓ Deployed technology and augmented expertise, improving service quality and capacity to match business growth ❑ Complete multi-year development plan to further scale operating model and elevate service quality	15%+ Private Markets YoY Servicing fees growth in 2024
Modernize and standardize our platform	✓ Formed partnerships to enhance real estate front-to-back solutions and digitized Transfer Agent client experience ❑ Leverage technology to modernize data services and drive standardization for the industry	

Private Markets Servicing fee growth


+9% CAGR
2020
2021
2022

State Street Alpha

Focus areas	Progress to-date and action plans	Key outcomes projected for 2024
Enhance sales strategy and capabilities	✓ Adopted learnings from early Alpha mandates and sequenced sales to lead with Back Office and accelerate revenue recognition ❑ Monetize new product capabilities in fixed income, derivatives and AI-driven data analytics to increase sales	+6-8 New Alpha mandates
Accelerate onboarding	✓ Increased onboarding capacity and streamlined end-to-end integration across Alpha ❑ Leverage standard methodologies and tools with clients to further accelerate on-boarding process and reduce backlog timeline	~2-3 months Reduction in average implementation time[A]

[A] Reduction of ~2-3 months based on historical Alpha mandate installation timelines that had a range of ~24-36 months. Historical implementation timeline represents full front-to-back Alpha implementations only. Implementation timing will vary between clients and is also dependent on clients' ability to transition assets from its prior platform of choice.

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Client deposit pricing and balance management

Proactively managing deposits through deepening client engagement

Banking industry average deposit trends[11]


Quarterly average deposits
QoQ growth rate
— Rising rate environment —
1.2% 1.3% 1.4% 2.7% 2.4% 12.0% 2.8% 2.7% 2.9% 3.4% 2.1% 2.9% 1.2% -0.1% -0.7% -1.1% -0.9% -2.3%
1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23

State Street average deposit trends


Total average interest-bearing deposits
Total Non-interest bearing deposits
QoQ growth rate
— Rising rate environment —
-1.9% 0.8% 0.4% 4.2% 10.0% 9.4% -4.0% 9.0% 9.6% 7.1% -3.7% 2.7% -2.7% -2.1% -6.6% 1.6% -3.0% -2.1%
1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23

Focus areas	Progress to-date and action plans	Key outcomes projected for 2024
Enhance pricing governance	✓ Established Executive Review Committee to elevate pricing decision-making and enhance governance and management of balance sheet and NII objectives	Stronger and better alignment for deposit pricing decisions
Further integrate balance sheet management into client relationships	✓ Managed NII through lending and securities deployment, including recent portfolio repositioning ❑ Increase onboarding of client deposits from custody sales and other initiatives, in keeping with overall client profitability ❑ Optimize cost by improving deposit pricing, including client balance sheet usage considerations	~$200-210B Stabilized average total deposits[A]

[A] Client deposits account for the majority of State Street's deposits. Total deposits are composed of client and wholesale deposits.
Refer to the appendix included within this presentation for endnotes 1 to 12.

9

Next phase of productivity efforts

Key outcomes for 2024 expected to help achieve positive fee operating leverage

Focus areas	Progress to-date and action plans	Key outcomes projected for 2024[12]
Simplify operating model	✓ Consolidated global operations and rationalized 35% of legacy applications[12] ❑ Assuming full ownership of joint venture with Atos Group in India to further streamline global operating model while adding scale ❑ Rationalize data center footprint through modernization of technology and increased utilization of cloud ❑ Remove redundancy and drive a more efficient organizational design through consolidation of similar teams and reduction in number of managers	5% Additional reduction in legacy applications 20% Additional reduction in number of data centers
Reengineer and automate processes	✓ Increased adoption of technology and AI, which automated ~20% of manual Back Office transactions in 1H23[12] ❑ Build technology platforms and streamline process in high growth areas ❑ Continue to reengineer and leverage AI and automation to simplify operations at scale	30% Additional reduction in manually processed transactions 10-15% Additional reduction in manually matched reconciling items
Optimize resources	✓ Align new and existing resources to high growth areas ❑ Optimize third party spend to create further efficiencies across the franchise ❑ Further optimize workload balancing technology to improve employee productivity	15% Further increase in accounting funds serviced per FTE 3-4% Net IT vendor productivity savings

Refer to the appendix included within this presentation for endnotes 1 to 12.

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11 Lou Maiuri Eric Aboaf Jason Goldberg Fireside Chat

12 Appendix Endnotes 13 Forward looking statements 14 Non-GAAP measures 15 Definitions 16

13 1. As of year-end 2022. Assets on CRD is inclusive of all assets on Charles River IMS, including internal affiliates. It excludes any compliance-only assets where the platform is used for Secondary Portfolio Compliance Monitoring. 2. State Street estimates based on ETFGI Global Insights Report as of November 2022. 3. Recognized Global Markets as the #1 FX provider to asset managers in the 2022 Euromoney (Real Money) FX Survey. 4. Based on AUM. Source: Pensions & Investments Research Center, as of December 31, 2022. 5. 2020-2022 State Street CAGR represents the sum of Servicing fees, Front office software and data revenue and Other fee revenue related to these services including those revenues associated with servicing affiliated entities. 6. State Street indicative estimates of its total addressable market fee revenue pool. Compiled based on multiple industry data sources (e.g., Cerulli, Prequin, Aite, Global SWF, etc.) and State Street data and analysis. Total addressable estimated market revenue pool includes outsourced and insourced business, and excludes FX trading, Securities lending, and NII; insourcing / outsourcing percentage estimates based on industry data sources and State Street data and analysis. 7. State Street indicative estimates of industry growth. Compiled based on multiple industry data sources and State Street data and analysis. Represents estimated industry growth of the outsourced portion of Front Office Technology (Commercial Software and Data), Middle Office Servicing and Back Office Servicing Fees, excluding FX trading, Securities lending, and NII; insourcing / outsourcing percentage estimates based on industry data sources and State Street data and analysis. 8. Servicing fee wins/backlog represents estimates based upon factors assessed at time of servicing contract execution, including asset volumes, number of transactions, accounts and holdings, terms and expected strategy. These and other relevant factors influencing projected servicing fees upon asset implementation/onboarding may change from time to time prior to, upon and following asset implementation/onboarding, among other things, due to varying market levels and forces and client and investor activity and preferences. Servicing fee/backlog estimates are not updated to reflect those changes. See also endnote 9. 9. New asset servicing mandates, including announced Alpha front-to-back investment servicing clients, may be subject to completion of definitive agreements, approval of applicable boards and shareholders and customary regulatory approvals. New asset servicing mandates and servicing assets remaining to be installed in future periods exclude new business which has been contracted, but for which the client has not yet provided permission to publicly disclose and is not yet installed. These excluded assets, which from time to time may be significant, will be included in new asset servicing mandates and reflected in servicing assets remaining to be installed in the period in which the client provides its permission. Servicing mandates and servicing assets remaining to be installed in future periods are presented on a gross basis and therefore also do not include the impact of clients who have notified us during the period of their intent to terminate or reduce their relationship with State Street, which from time to time may be significant. New business in assets to be serviced is reflected in our AUC/A after we begin servicing the assets. As such, only a portion of any new asset servicing mandates may be reflected in our AUC/A as of any particular date specified. Consistent with past practice, AUC/A values for certain asset classes are based on a lag, typically one-month. Generally, our servicing fee revenues are affected by several factors, and we provide varied services from our full suite of offerings to different clients. The basis for fees will also differ across regions and clients and can reflect pricing pressures traditionally experienced in our industry. Consequently, no assumption should be drawn as to future revenue run rate from announced servicing wins or new servicing business yet to be installed, as the amount of revenue associated with AUC/A can vary materially. 10. The expected timing of these installations is subject to change due to a variety of factors, including adjusted implementation schedules agreed with clients, scope adjustments, and product and functionality changes. 11. Banking industry average deposit trends are based on deposit data obtained from the Federal Reserve’s H.8 release. 12. Additional details on projected outcomes for 2024: • Reduction in legacy applications: As compared to a 2019 baseline of ~2,000 applications. Compared to the baseline, total reduction of ~40% expected to be achieved by the end of 2024. • Reduction in number of data centers: As compared to a 2022 baseline. Compared to the baseline, total reduction of ~15% and ~35% expected to be achieved by the end of 2023 and 2024, respectively. • Reduction in manually processed transactions: As compared to a 2021 baseline. Compared to the baseline, total reduction of ~50% and ~80% expected to be achieved by the end of 2023 and 2024, respectively. • Reduction in manually matched reconciling items: As compared to a 2022 baseline. Compared to the baseline, total reduction of ~50% and ~60-65% expected to be achieved by the end of 2023 and 2024, respectively. • Increase in accounting funds serviced per FTE: As compared to a 2018 baseline. Compared to the baseline, total accounting funds serviced per FTE expected to increase ~50% and ~65% by the end of 2023 and 2024, respectively. • Net IT vendor productivity savings: Vendor and contractor spend is a subset of the total IT cost base. Endnotes

14 This Presentation (and the conference call referenced herein) contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our strategy, growth and sales prospects, capital management, business, financial and capital condition, results of operations, the financial and market outlook and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “outlook,” “opportunity,” “priority,” “will,” “expect,” "intend," "aim," "outcome," "future," “strategy,” "pipeline," “trajectory,” "target," “guidance,” “objective,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “trend,” “vision,” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued. We are subject to intense competition, which could negatively affect our profitability; We are subject to significant pricing pressure and variability in our financial results and our AUC/A and AUM; We could be adversely affected by geopolitical, economic and market conditions, including, for example, as a result of liquidity or capital deficiencies (actual or perceived) by other financial institutions and related market and government actions, the ongoing war in Ukraine, actions taken by central banks to address inflationary pressures, challenging conditions in global equity markets, periods of significant volatility in valuations and liquidity or other disruptions in the markets for equity, fixed income and other asset classes globally or within specific markets such as those that impacted the UK gilts in the fourth quarter of 2022; Our development and completion of new products and services, including State Street AlphaSM or State Street DigitalSM, and the enhancement of our infrastructure required to meet increased regulatory and client expectations for resiliency and the systems and process re-engineering necessary to achieve improved productivity and reduced operating risk, involve costs, risks and dependencies on third parties; Our business may be negatively affected by our failure to update and maintain our technology infrastructure or as a result of a cyber-attack or similar vulnerability in our or business partners' infrastructure; Acquisitions, strategic alliances, joint ventures and divestitures, including our intended acquisition of full ownership of our joint venture with the Atos Group, are subject to contractual provisions and may not be completed following announcement, and the integration, retention and development of the benefits of our acquisitions, pose risks for our business; Competition for qualified members of our workforce is intense, and we may not be able to attract and retain the highly skilled people we need to support our business; We have significant international operations and clients that can be adversely impacted by developments in European and Asian economies; Our investment securities portfolio, consolidated financial condition and consolidated results of operations could be adversely affected by changes in the financial markets, governmental action or monetary policy. For example, among other risks, increases in prevailing interest rates could lead to reduced levels of client deposits and resulting decreases in our NII; Our business activities expose us to interest rate risk; We assume significant credit risk of counterparties, who may also have substantial financial dependencies on other financial institutions, and these credit exposures and concentrations could expose us to financial loss; Our fee revenue represents a significant portion of our revenue and is subject to decline based on, among other factors, market and currency declines, investment activities and preferences of our clients and their business mix; If we are unable to effectively manage our capital and liquidity, our financial condition, capital ratios, results of operations and business prospects could be adversely affected; We may need to raise additional capital or debt in the future, which may not be available to us or may only be available on unfavorable terms; If we experience a downgrade in our credit ratings, or an actual or perceived reduction in our financial strength, our borrowing and capital costs, liquidity and reputation could be adversely affected; Our business and capital-related activities, including common share repurchases, may be adversely affected by regulatory capital, credit (counterparty and otherwise) and liquidity standards and considerations; We face extensive and changing governmental regulation in the jurisdictions in which we operate, which may increase our costs and compliance risks and may affect our business activities and strategies; We are subject to enhanced external oversight as a result of the resolution of prior regulatory or governmental matters; Our businesses may be adversely affected by government enforcement and litigation; Our businesses may be adversely affected by increased political and regulatory scrutiny of asset management stewardship and corporate ESG practices; Our efforts to improve our billing processes and practices are ongoing and may result in the identification of additional billing errors; Any misappropriation of the confidential information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects; Our calculations of risk exposures, total RWA and capital ratios depend on data inputs, formulae, models, correlations and assumptions that are subject to change, which could materially impact our risk exposures, our total RWA and our capital ratios from period to period; Changes in accounting standards may adversely affect our consolidated results of operations and financial condition; Changes in tax laws, rules or regulations, challenges to our tax positions and changes in the composition of our pre-tax earnings may increase our effective tax rate; We could face liabilities for withholding and other non-income taxes, including in connection with our services to clients, as a result of tax authority examinations; Our internal control environment may be inadequate, fail or be circumvented, and operational risks could adversely affect our business and consolidated results of operations; Shifting operational activities to non-U.S. jurisdictions, changing our operating model and outsourcing portions of our operations to third parties may expose us to increased operational risk, geopolitical risk and reputational harm and may not result in expected cost savings or operational improvements; Attacks or unauthorized access to our or our business partners' information technology systems or facilities, or disruptions to our or their operations, could result in significant costs, reputational damage and impacts on our business activities; Long-term contracts and customizing service delivery for clients expose us to pricing and performance risk; Our businesses may be negatively affected by adverse publicity or other reputational harm; We may not be able to protect our intellectual property or may infringe upon the rights of third parties; The quantitative models we use to manage our business may contain errors that could adversely impact our business and regulatory compliance; Our reputation and business prospects may be damaged if our clients incur substantial losses or are restricted in redeeming their interests in investment pools that we sponsor or manage; The impacts of climate change, and regulatory responses to such risks, could adversely affect us; We may incur losses as a result of unforeseen events including terrorist attacks, natural disasters, the emergence of a new pandemic or acts of embezzlement; and the transition away from LIBOR may result in additional costs and increased risk exposure. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2022 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this Presentation should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time. Forward-looking statements

15 In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non- GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges, gains/losses on sales, as well as, for selected comparisons, seasonal items. For example, we sometimes present expenses on a basis we may refer to as “expenses ex-notable items", which exclude notable items and, to provide additional perspective on both prior year quarter and sequential quarter comparisons, may also exclude seasonal items. Management believes that this presentation of financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability. In addition, Management may also provide additional non-GAAP measures. For example, we may present revenue and expense measures on a constant currency basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the Addendum for reconciliations of our non-GAAP financial information. To access the Addendum go to http://investors.statestreet.com and click on “Filings & Reports – Quarterly Earnings”. Non-GAAP measures

16 Definitions AI Artificial intelligence APAC Asia-Pacific AUC Assets under custody AUC/A Assets under custody and/or administration AUM Assets under management BO Back office CAGR Compound annual growth rate Charles River IMS Charles River Investment Management Solution CIT Collective investment trust CRD Charles River Development EMEA Europe, Middle East and Africa ETF Exchange-traded fund Fee operating leverage Rate of growth of total fee revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable FO Front office FTE Fully taxable equivalent FX Foreign exchange FY Full-year H.8 Weekly statistical supplement published by the Federal Reserve providing an estimated weekly aggregate balance sheet for all commercial banks in the United States IT Information technology LATAM Latin America MO Middle office NII Net interest income defined as income earned on interest bearing assets less interest paid on interest bearing liabilities Quarter-over-quarter (QoQ) Sequential quarter comparison SEC Securities Exchange Commission SMA Separately managed account SSGA State Street Global Advisors Year-over-year (YoY) Current period compared to the same period a year ago